EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK5 2024-5YR8 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Marriott Anaheim Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Marriott Anaheim Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Marriott Anaheim Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Marriott Anaheim Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Marriott Anaheim Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott Anaheim Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Marriott Anaheim Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 9950 Woodloch Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 9950 Woodloch Mortgage Loan on and after March 1, 2025, Agentic Services Company LP, as Special Servicer for the 9950 Woodloch Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 9950 Woodloch Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 9950 Woodloch Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 9950 Woodloch Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 9950 Woodloch Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Stonebriar Centre, 3650 REIT Loan Servicing LLC, as Special Servicer for the Stonebriar Centre, Computershare Trust Company, National Association, as Trustee for the Stonebriar Centre, Computershare Trust Company, National Association, as Custodian for the Stonebriar Centre and Park Bridge Lender Surveillance LLC, as Operating Advisor for the Stonebriar Centre.

Dated: March 16, 2026

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)